SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2013 (January 31, 2013)

LOT78, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54816	26-2940624
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

112 North Curry Street

Carson City, Nevada 89703

Tel. (775) 333-1198

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LOT78, INC.

CURRENT REPORT

ITEM 8.01 OTHER EVENTS

Corporate Name Change and Symbol Change

On January 31, 2013, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company changed its name with the State of Nevada from Bold Energy, Inc. to Lot78, Inc. The State of Nevada approved the Amendment on January 31, 2013. A copy of the Amendment was filed with the SEC on February 4, 2013 as Exhibit 3.01 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

On January 28, 2013, the Company filed a corporate action with FINRA to: (i) change the name of the Company name from Bold Energy, Inc. to Lot78, Inc. (the “Corporate Name Change”); and (ii) change the Company’s OTC trading symbol from BOLD to LOTE (the “Symbol Change”). The Corporate Name Change and Symbol Change were approved by the Company’s Board of Directors, the majority of the Company’s shareholders, and in accordance with the Nevada Revised Statutes. The Corporate Name Change and Symbol Change became effective with FINRA as of February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOT78, INC.

Dated: February 8, 2013

/s/ Oliver Amhurst

By: Oliver Amhurst

Its: President and Chief Executive Officer